EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPALFINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Howard W. Robin, Chief Executive Officer of Sirna Therapeutics, Inc. (the “Company”), and I, Martin Schmieg, Chief Financial Officer of the Company, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify, to my knowledge, as follows:

1.	The Annual Report on Form 10-K for the annual period ended December 31, 2004 (the “Report”), fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this Certification this 30th day of March, 2005.

/s/ Howard W. Robin
Howard W. Robin
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Martin Schmieg
Martin Schmieg Senior Vice President and Chief Financial Officer (Principal Financial Officer)

This certification is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such certification be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.